UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

New York City REIT, Inc.

(Name of Registrant as Specified in Its Charter)

Comrit Investments 1, LP

Comrit Investments Ltd.

I.B.I. Investment House Ltd

Ziv Sapir

Sharon Stern

Erez Shacham

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Comrit Investments 1, LP, together with the other participants named herein (collectively, “Comrit”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of a highly qualified independent director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc., a Maryland corporation (the “Company”).

On May 24, 2022, Comrit sent the below messages to both registered holders and non-objecting beneficial owners, respectively, of the Company’s common stock.

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MESSAGE TO REGISTERED HOLDERS

This is a message to shareholders of NYC REIT in connection with the upcoming Annual Meeting on May 31st.

Please be on the lookout for a WHITE proxy card from a fellow shareholder, Comrit Investments, providing you the opportunity to protect your investment in NYC REIT by voting for needed change to the Board of Directors. Or please call Saratoga at (888) 368-0379 or (212) 257-1311 to obtain your proxy material today.

Voting the WHITE proxy card will send a message to NYC REIT that shareholders demand change and won’t tolerate generous compensation arrangements and miserable performance.

Shareholders should also be aware that both ISS & Glass Lewis, the two leading advisory firms in the country, have both recommended that NYC REIT shareholders vote on the WHITE Proxy Card for Sharon Stern.

If you have voted a Gold card from NYC REIT, a later-dated vote on the WHITE proxy card will revoke your previously cast vote.

Since time is short before the May 31st meeting, please vote by Internet or phone using the control number which appears on your WHITE proxy card. Take action today to protect your investment.

Please go to www.rebuildNYCREIT.com for more information.

MESSAGE TO NON-OBJECTING BENEFICIAL OWNERS

This is a message to stockholders of NYC REIT in connection with the upcoming Annual Meeting on May 31st.

Please protect your investment in NYC REIT by voting on the WHITE voting instruction form to improve your Board of Directors and send a message to NYC REIT that shareholders demand change and won’t tolerate excessive compensation arrangements and terrible performance.

Shareholders should also be aware that both ISS & Glass Lewis, the two leading proxy advisory firms in the country, have both recommended that NYC REIT shareholders vote on the WHITE Voting Instruction Form for Sharon Stern

If you have already voted on the Gold voting form sent to you by NYC REIT, a later-dated vote on the WHITE voting instruction form will revoke your previously cast vote.

Since time is short before the May 31st meeting, please vote by Internet or phone using the control number which appears on the right-hand side of your voting instruction form.

Please go to www.rebuildNYCREIT.com for more information. Or call Saratoga at (888) 368-0379 or (212) 257-1311 with questions. Your vote on the WHITE voting instruction form will make a difference. Please take action today to protect your investment.

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About Comrit Investments

Comrit Investments 1, LP is an investment partnership that invests in income generating real estate through public non-traded real estate investment trusts. Founded in 2015 and based in Tel Aviv, Washington D.C. and New York City, Comrit is sponsored by I.B.I. Investment House Ltd. (TLV: IBI), an Israel-based market leader in alternative fund offerings. Comrit’s management team collectively has 30 years of experience investing across the U.S. real estate market.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Comrit, together with the other participants named below, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a highly qualified director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc. (the “Company”).

COMRIT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT, AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Comrit, Comrit Investments Ltd., I.B.I. Investment House Ltd., Ziv Sapir, Sharon Stern and Erez Shacham.

As of the date hereof, Comrit beneficially owns 267,520 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). Comrit Investments Ltd., as the general partner of Comrit, may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. I.B.I. Investment House Ltd, as the majority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. Ziv Sapir, as the Managing Partner and CEO of Comrit, and as the CEO and minority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. As of the date hereof, Ms. Stern does not own any securities of the Company. As of the date hereof, Mr. Shacham beneficially owns 86 shares of Class A Common Stock.